UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

Oxygen Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway

Durham, NC 27713

(Address of principal executive offices) (Zip Code)

919-806-4530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 4, 2010, Oxygen Biotherapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission to report on the entry into a placement agency agreement with Roth Capital Partners, LLC relating to the sale by the Company of 1,724,138 units to certain institutional investors pursuant to a registered direct offering, at a purchase price of $2.90 per unit (each, a “Unit” and collectively, the “Units”). Each Unit consisting of one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) and a warrant to purchase 0.425 shares of Common Stock. The Units were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-165733). This amendment is being filed solely to amend the Original Form 8-K to include Exhibit 5.1 hereto. Other than as described above, this amendment does not amend any other information previously filed in the Original Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Placement Agency Agreement, dated May 4, 2010, between Oxygen Biotherapeutics, Inc. and Roth Capital Partners, LLC, as placement agent.*

Exhibit 4.1	Form of Warrant*

Exhibit 5.1	Legal Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.**

Exhibit 10.1	Form of Subscription Agreement*

Exhibit 99.1	Press Release dated May 4, 2010*

Exhibit 99.2	Risk Factors*

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2010
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2010	Oxygen Biotherapeutics, Inc.

	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Executive Vice President—Finance and Administration, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 1.1	Placement Agency Agreement, dated May 4, 2010, between Oxygen Biotherapeutics, Inc. and Roth Capital Partners, LLC, as placement agent.*

Exhibit 4.1	Form of Warrant*

Exhibit 5.1	Legal Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.**

Exhibit 10.1	Form of Subscription Agreement*

Exhibit 99.1	Press Release dated May 4, 2010*

Exhibit 99.2	Risk Factors*

*	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2010
**	Filed herewith